Exhibit 99



                 Symbion, Inc. Announces Third Quarter Results

         Company Announces Acquisition of Surgical Hospital in Colorado



    NASHVILLE, Tenn.--(BUSINESS WIRE)--Oct. 25, 2006--Symbion, Inc. (NASDAQ:SMBI), an owner and operator of short stay surgery facilities, announced today results for the third quarter and nine months ended September 30, 2006.

    For the third quarter ended September 30, 2006, revenues increased 12% to $73.8 million compared with $65.8 million for the third quarter ended September 30, 2005. Net income for the third quarter of 2006 decreased to $3.8 million compared with $4.2 million for the third quarter of 2005. Net income of $3.8 million includes the impact of $527,000 of non-cash stock option compensation expense recorded in accordance with the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." Income per diluted share from continuing operations for the third quarter of 2006 remained constant at $0.19, including the impact of $0.02 per diluted share related to the Company's non-cash stock option compensation expense, compared with income per diluted share from continuing operations of $0.19 for the third quarter of 2005. The Company adopted SFAS No. 123(R) on January 1, 2006, therefore no expense was recorded during 2005 related to the Company's non-cash stock option compensation. EBITDA increased 4% to $12.1 million for the third quarter of 2006, including $857,000 related to the Company's non-cash stock option compensation expense, compared with $11.6 million for the third quarter of 2005. Same store net patient service revenues for the third quarter of 2006 increased 9% compared with the same period in 2005. At September 30, 2006, the Company's outstanding indebtedness was $116.5 million with a ratio of debt to total capitalization of 29%.

    For the nine months ended September 30, 2006, revenues increased 17% to $223.7 million compared with $191.1 million for the similar period in 2005. Net income for the year-to-date period in 2006 increased 7% to $14.3 million compared with $13.4 million for the same period in 2005. Net income of $14.3 million includes the impact of $1.8 million of non-cash stock option compensation expense. Income per diluted share from continuing operations for the nine months ended September 30, 2006, increased 10% to $0.67, including the impact of $0.08 per diluted share related to the Company's non-cash stock option compensation expense, compared with $0.61 from continuing operations for the nine months ended September 30, 2005. The $0.67 income per diluted share from continuing operations includes $0.04 related to non-recurring gains recorded during the first and second quarters and $0.01 related to an adjustment to depreciation expense based on a change in depreciation estimates at certain of the Company's newly acquired surgery centers during the second quarter. EBITDA increased 13% to $39.3 million for the nine-month period in 2006, including $3.0 million related to the Company's non-cash stock option compensation expense, compared with $34.7 million for the same period in 2005. Same store net patient service revenue for the year-to-date period in 2006 increased 7% compared with the same period in 2005.

    Commenting on the third quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "Obviously, the third quarter was a challenging one. Revenue was impacted by lower volumes in the quarter and lower than expected net revenue per case. This variance was driven primarily by certain managed care pressures, which combined with case mix changes with lower net revenue per case and higher supply costs to negatively affect our earnings. Given our third quarter results, we are adjusting our previously announced income per diluted share guidance for 2006 to a range of $0.83 to $0.86 from continuing operations, excluding one-time, non-recurring items as discussed above. We are also adjusting our revenue guidance for 2006 to a range of $300.0 million to $305.0 million."

    Mr. Francis continued, "We have analyzed the third quarter extensively in an effort to address these issues, leading to what we believe will be both immediate and long-term positive results."

    The Company also announced the acquisition of a majority interest in the Animas Surgical Hospital, LLC, a multispecialty surgical hospital in Durango, Colorado, and the acquisition of a minority interest in a de novo multispecialty surgery center under construction in Novi, Michigan. Also, during the quarter, the Company initiated the disposition of one marginally profitable center, which was completed in October and has been classified as discontinued operations throughout this release.

    Mr. Francis commented, "We are very pleased to announce these successful development results for Symbion. We regard the acquisition of Animas Surgical Hospital to be consistent with our mission as a short stay surgical provider and view it as an important step in our growth and strategic direction. We expect this acquisition to not only provide significant 2007 revenue expansion, but also position the Company quite well for what we expect to be an attractive market for future development opportunities. The Novi, Michigan, de novo represents a unique opportunity for the Company. This multispecialty ASC, scheduled for a mid-2007 opening, has 29 physician partners and is expected to have four operating suites and three special procedure rooms."

    The live broadcast of Symbion's third quarter 2006 conference call will begin at 10:00 a.m. Eastern Time on October 26, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.earnings.com.

    Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of 61 short stay surgery facilities in 23 states. The Company's facilities provide non-emergency surgical procedures across many specialties.

    This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that management believes may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to pending or future heightened regulation of specialty hospitals which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management;
(xiii) the Company's ability to enhance operating efficiencies at its surgery centers and to control costs as the volume of cases performed at the Company's facilities changes; (xiv) efforts by certain states to reduce payments from workers' compensation payors for services provided to injured workers; (xv) risks associated with the practice of some of the Company's centers in billing for services "out-of-network", including the risk that out-of-network payments by some third-party payors may be reduced or eliminated; and (xvi) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.



                            SYMBION, INC.
       Unaudited Condensed Consolidated Statement of Operations
               (in thousands, except per share amounts)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Revenues                         $73,803  $65,782  $223,688  $191,051
Operating expenses:
    Salaries and benefits,
     includes non-cash stock
     option compensation expense  19,947   17,486    59,554    48,800
    Supplies                      14,738   11,857    43,771    34,755
    Professional and medical
     fees                          4,454    3,458    12,110    10,078
    Rent and lease expense         4,809    4,402    14,239    12,136
    Other operating expenses       5,534    4,412    15,860    13,813
                                --------- -------- --------- ---------
        Cost of revenues          49,482   41,615   145,534   119,582
    General and administrative
     expense, includes non-cash
     stock option compensation
     expense                       5,018    5,069    18,062    16,377
    Depreciation and
     amortization                  3,587    3,315    10,157     9,488
    Provision for doubtful
     accounts                      1,438    1,350     2,891     3,134
    Income on equity investments    (511)    (233)   (1,483)     (842)
    Impairment and loss on
     disposal of long-lived
     assets                          137      664       705     1,520
    Gain on sale of long-lived
     assets                          (81)    (758)   (1,733)   (1,785)
    Proceeds from insurance
     settlement                        -        -      (410)        -
    Proceeds from litigation
     settlement                        -        -      (588)        -
                                --------- -------- --------- ---------
        Total operating expenses  59,070   51,022   173,135   147,474
                                --------- -------- --------- ---------
Operating income                  14,733   14,760    50,553    43,577
    Minority interests in income
     of consolidated
     subsidiaries                 (6,211)  (6,462)  (21,437)  (18,347)
    Interest expense, net         (1,790)  (1,442)   (5,110)   (3,362)
                                --------- -------- --------- ---------
Income from continuing
 operations before income taxes    6,732    6,856    24,006    21,868
Provision for income taxes         2,589    2,640     9,238     8,419
                                --------- -------- --------- ---------
Income from continuing
 operations                        4,143    4,216    14,768    13,449
Loss from discontinued
 operations, net of tax             (328)     (34)     (474)       (1)
                                --------- -------- --------- ---------
Net income                        $3,815   $4,182   $14,294   $13,448
                                ========= ======== ========= =========

Income per share - continuing
 operations:
    Basic                          $0.19    $0.20     $0.69     $0.63
                                ========= ======== ========= =========
    Diluted                        $0.19    $0.19     $0.67     $0.61
                                ========= ======== ========= =========

Net income per share:
    Basic                          $0.18    $0.20     $0.66     $0.63
                                ========= ======== ========= =========
    Diluted                        $0.17    $0.19     $0.65     $0.61
                                ========= ======== ========= =========

Weighted average number of
 common shares outstanding and
 common equivalent shares:
       Basic                      21,582   21,321    21,517    21,237
       Diluted                    21,969   22,075    21,944    21,929




                            SYMBION, INC.
                Condensed Consolidated Balance Sheets
                        (dollars in thousands)
                             (unaudited)

                                                   Sept. 30, Dec. 31,
                                                     2006      2005
                                                   --------- ---------
                      ASSETS

Current assets:
    Cash and cash equivalents                       $30,058   $28,394
    Accounts receivable, less allowance for
     doubtful accounts                               34,072    32,391
    Inventories                                       7,963     7,484
    Prepaid expenses and other current assets        11,752     7,959
    Current assets of discontinued operations             -       267
                                                   --------- ---------
       Total current assets                          83,845    76,495
Property and equipment, net of accumulated
 depreciation                                        76,085    72,798
Goodwill                                            293,897   268,312
Other intangible assets, net                              -       650
Investments in and advances to affiliates            13,769    13,770
Other assets                                          3,203     3,740
Long-term assets of discontinued operations               -       613
                                                   --------- ---------

Total assets                                       $470,799  $436,378
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $4,545    $6,577
    Accrued payroll and benefits                      7,003     8,623
    Other accrued expenses                           12,061    10,846
    Current maturities of long-term debt              1,298     1,347
    Current liabilities of discontinued operations        -       318
                                                   --------- ---------
       Total current liabilities                     24,907    27,711
Long-term debt, less current maturities             115,188   101,969
Other liabilities                                    19,852    17,845
Long-term liabilities of discontinued operations          -       (39)
Minority interests                                   31,125    28,834
Total stockholders' equity                          279,727   260,058
                                                   --------- ---------

Total liabilities and stockholders' equity         $470,799  $436,378
                                                   ========= =========




                            SYMBION, INC.
                     Supplemental Operating Data
      (dollars in thousands, except per case and per share data)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------
Same store statistics (1):
Cases                             57,909   53,930   172,664   163,543
Cases percentage growth              7.4%     N/A       5.6%      N/A
Net patient service revenue per
 case                             $1,191   $1,177    $1,193    $1,173
Net patient service revenue per
 case percentage growth              1.2%     N/A       1.7%      N/A
Number of same store surgery
 centers                              46      N/A        43       N/A

Consolidated statistics -
 continuing operations:
Cases                             57,985   51,945   173,959   152,959
Cases percentage growth             11.6%     N/A      13.7%      N/A
Net patient service revenue per
 case                             $1,208   $1,206    $1,217    $1,188
Net patient service revenue per
 case percentage growth              0.2%     N/A       2.4%      N/A
Number of surgery centers
 operated as of end of period
 (2)                                  61       58        61        58
Number of states in which the
 Company operates surgery
 centers                              23       22        23        22

Revenues - continuing
 operations:
Net patient service revenues     $70,040  $62,623  $211,701  $181,726
Physician service revenues         1,117    1,091     3,377     3,235
Other service revenues             2,646    2,068     8,610     6,090
                                --------- -------- --------- ---------
Total revenues                   $73,803  $65,782  $223,688  $191,051
                                ========= ======== ========= =========

Cash flow information -
 continuing operations:
Net cash provided by operating
 activities                       $4,846  $11,324   $20,898   $27,217
Net cash used in investing
 activities                       (2,315) (49,115)  (34,841)  (61,805)
Net cash provided by (used in)
 financing activities             (5,914)  39,555    15,222    38,204

Other information:
EBITDA, (3) includes non-cash
 stock option compensation
 expense                         $12,109  $11,613   $39,273   $34,718

(1) For purposes of this release, the Company defines same store facilities as those centers that the Company owned an interest in and managed throughout each of the respective periods shown. The Company has also included the results of a surgery center in which it owns an interest that opened during the first quarter of 2006 within the market served by another surgery center in which the Company owns an interest. The Company has not included the surgery center that is reported as a discontinued operation. The definition of same store facilities includes non-consolidated centers and allows for comparability to other companies in the industry.




                            SYMBION, INC.
               Supplemental Operating Data (Continued)

(2) This data includes nine surgery centers that the Company managed but in which it did not have an ownership interest.

(3) The following table reconciles EBITDA to net cash provided by operating activities - continuing operations:

                                  Three Months Ended Nine Months Ended
(in thousands)                      September 30,      September 30,
                                  ------------------ -----------------
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
EBITDA                             $12,109  $11,613  $39,273  $34,718
 Depreciation and amortization      (3,587)  (3,315) (10,157)  (9,488)
 Interest expense, net              (1,790)  (1,442)  (5,110)  (3,362)
 Income taxes                       (2,589)  (2,640)  (9,238)  (8,419)
 Loss on discontinued operations,
  net of taxes                        (328)     (34)    (474)      (1)
                                  --------- -------- -------- --------
Net income                           3,815    4,182   14,294   13,448
 Depreciation and amortization       3,587    3,315   10,157    9,488
 Non-cash compensation expense         890        -    3,064        -
 Non-cash gains and losses              56      (94)  (1,028)    (265)
 Minority interests in income
      of consolidated
       subsidiaries                  6,211    6,462   21,437   18,347
 Income taxes                        2,589    2,640    9,238    8,419
 Distributions to minority
  partners                          (6,306)  (5,689) (19,096) (15,645)
 Income on equity investments         (511)    (233)  (1,483)    (842)
 Provision for doubtful accounts     1,438    1,350    2,891    3,134
 Changes in operating assets and
  liabilities, net of effects of
  acquisitions and dispositions:
        Accounts receivable           (311)     998   (2,994)  (1,159)
        Other assets and
         liabilities                (6,612)  (1,607) (15,582)  (7,708)
                                  --------- -------- -------- --------
Net cash provided by operating
 activities - continuing
 operations                         $4,846  $11,324  $20,898  $27,217
                                  ========= ======== ======== ========




    CONTACT: Symbion, Inc.
             Kenneth C. Mitchell, 615-234-5904
             Senior Vice President and Chief Financial Officer